UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2007

I.C. ISAACS & COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23379	52-1377061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 10th Avenue, 9th Floor, New York, NY	10018
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (646) 459-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 19, 2007, the Board of Directors of I.C. Isaacs & Company, Inc. (the “Company”) amended (i) Article II, Section 2.4 of the Company’s Amended and Restated By-Laws (the “By-Laws”) to clarify how the Company would prepare a list of stockholders entitled to vote at each meeting of stockholders; (ii) Article III, Section 3.6 of the By-Laws to clarify how notice of a special meeting of the Board may be delivered, including by electronic means; (iii) Article IV, Section 4.1 of the By-Laws to include provisions regarding delivery of notices to directors by electronic means; (iv) Article VI, Section 6.1 of the By-Laws to expressly permit the issuance of shares of the Company in book-entry form; (v) Article VI, Section 6.3 of the By-Laws to expressly permit issuance of shares of the Company in book-entry form to replace any certificates issued by the Company representing shares of the Company that have been lost, stolen or destroyed; and (v) Article VI, Section 6.5 of the By-Laws to clarify provisions on the fixing of record dates. The By-Laws were previously filed with the Securities and Exchange Commission on October 3, 1997 as Exhibit 3.02 to the Company’s Registration Statement on Form S-1. A copy of the Amendment to the By-Laws is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.  Description

3.1          Amendment to the Amended and Restated By-laws of I.C. Isaacs & Company, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                  I.C. ISAACS & COMPANY, INC.

Date April 24, 2007                                        By: /s/ Gregg A. Holst
                  Gregg A. Holst
Chief Financial Officer